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                                                                   EXHIBIT 16.1





                [LETTERHEAD OF RICHARD A. EISNER & COMPANY, LLP]


                                 April 18, 1997


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

          Re:  Intellicell Corp.;
               File No. 1-12571;
               Current Report on Form 8-K
               Dated April 15, 1997
               ---------------------------

Dear Commissioners:

         This letter is furnished pursuant to Item 304(a)(3) of Regulation S-K under the Securities Act of 1933.

         We are the former independent auditors of the financial statements of Intellicell Corp. as at, and for the year ended, December 31, 1996. We resigned on April 9, 1997.

         We have received a copy of the above-referenced Current Report on Form 8-K of Intellicell Corp., dated April 15, 1997. We agree with the statements made therein with respect to the financial statements of Intellicell Corp. at December 31, 1994 and 1995, and for the years ended December 31, 1993, 1994 and 1995, insofar as such statements relate to this firm. However, we believe the statement made in said Current Report on Form 8-K with respect to our resignation as auditors of the 1996 financial statements, by quoting out of context our conclusion as to our inability to rely on the integrity of management, and by failing to give any indication of the pertinent circumstances leading to our resignation, is inadequate. In our judgement, said statement should disclose that our resignation followeed an expanded scope investigation undertaken by us in response to allegations with respect to the 1996 financial statements that were made to us by Intellicell Corp.'s own controller, and that during our investigation, evidence came to our attention that contradicted statements made to us by management.


                                        Very truly yours,


                                        /s/ Richard A. Eisner & Company, LLP
                                        ------------------------------------
                                            Richard A. Eisner & Company, LLP